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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

______________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2005

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Collins Industries, Inc.

(Exact name of registrant as specified in its charter)

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   Missouri

             0-12619

          43-0985160

(State or other jurisdiction

(Commission

(IRS Employer

          of incorporation)

File Number)

            Identification No.)

   15 Compound Drive, Hutchinson, KS

                  67502

(Address of principal executive offices)

        (Zip Code)

Registrant's telephone number, including area code: (620) 663-5551

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2005, Collins Industries, Inc. received notice of a determination by Nasdaq’s Listing Qualifications Staff that the Company fails to comply with the requirements of Nasdaq Marketplace Rule 4310(c)(14) for continued listing due to the delayed filing of its annual report on Form 10-K with the Securities and Exchange Commission, and that its securities are therefore subject to delisting from the Nasdaq National Market.  The Company intends to appeal the Staff’s determination to the Nasdaq Listing Qualifications Panel, which will stay the delisting until the appeal has been heard and the Panel has rendered its decision.  In connection with this appeal and pursuant to Nasdaq Marketplace Rule 4820, the Company intends to submit a written request for hearing to Nasdaq’s Office of Listing Qualifications Hearings.  There can be no assurance that the Panel will grant the Company’s request for continued listing.

The Company issued a press release on February 22, 2005 regarding this matter.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits.

99.1

Collins Industries, Inc. Press Release dated February 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLINS INDUSTRIES, INC.

Date  February 22, 2005

By:      /s/ Larry W. Sayre

Name:

Larry W. Sayre

Title:

Vice President of Finance and Chief Financial Officer

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